Weighted Average Common and Common Equivalent Shares Outstanding
Six months ending  September 30, 1995
                                                Shares         Weighted Average
                                           Outstanding        Shares Outstanding

Common shares outstanding, March 31, 1995:     3,106,132               3,106,132

Additional shares outstanding due to:
   Stock issued                                   59,568                  16,913
   Stock split                                         0                       0
   Stock acquired (Treasury)                           0                       0
   Stock retired                                       0                       0

Common shares outstanding September 30, 1995   3,165,700               3,123,045





Weighted Average Common and Common Equivalent Shares Outstanding
Three months ending  September 30, 1995
                                                Shares        Weighted Average
                                           Outstanding       Shares Outstanding

Common shares outstanding, June30, 1995:       3,173,749              3,173,749

Additional shares outstanding due to:
   Stock issued                                        0                      0
   Stock split                                         0                      0
   Stock acquired (Treasury)                      (8,049)                (8,697)
   Stock retired                                       0                      0

Common shares outstanding September 30, 1995   3,165,700              3,165,052